Exhibit 99.2

For Immediate Release

PARLUX EVALUATES SALE OF NON-CORE LINES

FORT LAUDERDALE – September 6, 2006 – Parlux Fragrances, Inc. (NASDAQ:PARL) announced today that it had engaged GLMAC to assist in the sale of certain non-core product lines. GLMAC was the intermediary for the recently announced letter of intent to sell the PERRY ELLIS fragrance business.

Ilia Lekach, Chairman and CEO of Parlux, said, “We continue to pursue new fragrance licenses and to concentrate our efforts on our fast-growing fragrance properties. We currently have a number of product lines that have been successful but do not have the upside as other potential opportunities available to us. We expect the sale of the non-core licenses will be cash-flow positive and provide funding for potential new fragrance ventures.”

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of Perry Ellis, GUESS?, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

GLMAC’s Managing Director, Lucien Lallouz, has provided valuable assistance to Parlux in the past in securing the GUESS?, Paris Hilton and  Maria Sharapova licenses.

The Company may periodically release forward-looking statements pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and the Company’s ability to introduce new products in a cost-effective manner. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

Parlux Fragrances, Inc.

CONTACT:

Ilia Lekach 954-316-9008 Ext. 8116

FOR:

GLMAC

CONTACT:

Lucien Lallouz 786-200-9374  lallouz@glmac.com

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